As filed with the Securities and Exchange Commission on May 29, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Delaware	48-1293684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Patton Road

St. Paul, MN 55113

(Address, including zip code, of registrant’s principal executive offices)

ENTEROMEDICS INC. 2003 STOCK INCENTIVE PLAN

(Full title of the plan)

Greg S. Lea

Chief Financial Officer and Secretary

EnteroMedics Inc.

2800 Patton Road

St. Paul, MN 55113

(651) 634-3003

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark, whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock ($0.01 par value per share)	3,000,000	(2)	$6,675,000(2)	$373

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of EnteroMedics Inc. common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the EnteroMedics Inc. 2003 Stock Incentive Plan.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act, based on the average of the high and low sale prices of EnteroMedics Inc.’s common stock as reported on the NASDAQ Global Market on May 27, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of EnteroMedics Inc. (the “Company”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register an additional 3,000,000 shares of common stock, par value $0.01 per share, of the Company issuable pursuant to the Company’s 2003 Stock Incentive Plan (the “Plan”). These additional shares were authorized by an amendment to the Plan which was approved by the stockholders at the Company’s annual meeting of stockholders on May 6, 2009. The remaining shares of common stock issuable under the Plan have been previously registered by Registration Statement on Form S-8 (Registration No. 333-149662), which registration statement is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference into this Registration Statement on Form S-8 the following documents and information, which have been filed with the Securities and Exchange Commission (“SEC”) by EnteroMedics Inc. (the “Company”):

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008;

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

3.	The Company’s Current Report on Form 8-K filed with the SEC on May 11, 2009; and

4.	The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on November 8, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 8.	Exhibits.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page to this Registration Statement).
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Paul, State of Minnesota, on the 29th day of May, 2009.

ENTEROMEDICS INC.

By:	/s/ Mark B. Knudson, Ph.D.
Mark B. Knudson, Ph.D.
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark B. Knudson and Greg S. Lea, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of EnteroMedics Inc. pursuant to the EnteroMedics Inc. 2003 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark B. Knudson, Ph.D.	President and Chief Executive Officer, Chairman and Director	May 29, 2009
Mark B. Knudson, Ph.D.	(principal executive officer)

/s/ Greg S. Lea	Senior Vice President and Chief Financial Officer	May 29, 2009
Greg S. Lea	(principal financial and accounting officer)

/s/ Luke Evnin, Ph.D.	Director	May 29, 2009
Luke Evnin, Ph.D.

/s/ Catherine Friedman	Director	May 29, 2009
Catherine Friedman

/s/ Carl Goldfischer, M.D.	Director	May 29, 2009
Carl Goldfischer, M.D.

/s/ Bobby I. Griffin	Director	May 29, 2009
Bobby I. Griffin

/s/ Donald C. Harrison, M.D.	Director	May 29, 2009
Donald C. Harrison, M.D.

/s/ Paul H. Klingenstein	Director	May 29, 2009
Paul H. Klingenstein

/s/ Nicholas L. Teti, Jr.	Director	May 29, 2009
Nicholas L. Teti, Jr.

/s/ Jon T. Tremmel	Director	May 29, 2009
Jon T. Tremmel

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Dorsey & Whitney LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

*	Filed herewith.